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                                                                   Exhibit 10.21

                                 PROMISSORY NOTE

$229,400.00                                                     January 14, 2002

         FOR VALUE RECEIVED, Gregory and Caroline Bentley ("Maker"), hereby unconditionally promises to pay to the order of Bentley Systems, Incorporated, a Delaware corporation ("Payee"), on the earlier of January 14, 2007 (the "Maturity Date"), the date specified in paragraph 5 below or upon the demand of the holder subsequent to an Event of Default (as defined in the Pledge Agreement between Maker and Payee of January 14, 2002 (as amended, the "Pledge Agreement")), the principal amount of Two Hundred Twenty Nine Thousand Four Hundred and No/100 Dollars ($229,400.00), together with interest on the outstanding principal balance hereof from time to time outstanding from the date hereof and until this Note is paid in full, whether before or after maturity, at the rate of six percent (6%) per annum, and, to the extent lawful, to pay interest at the same rate on any overdue installment of interest.

1. Interest shall be simple interest calculated on the basis of actual days elapsed and a year of 365 days and shall be paid at the same time as the principal amount, or any portion thereof, is paid.

2. Payments of principal and interest shall be made in lawful money of the United States of America by cash or check at Bentley Systems, Incorporated, 685 Stockton Drive, Exton, PA 19341 or at such other place as the holder of this Note shall designate to Maker in writing.

3. Maker may prepay this Note in whole or in part at any time without premium or penalty.

4. This Note is the note referred to in, and is entitled to the benefits of, and is secured as provided in, the Pledge Agreement. Reference is hereby made to the Pledge Agreement for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, and the rights of the holder of this Note in respect thereof.

5. Upon the occurrence of any of the following events, all amounts payable hereunder shall, without notice or demand, become due and payable at such times as are indicated below, and the holder shall thereupon have all rights and remedies provided hereunder, in any other agreement between Payee and Maker or otherwise available at law or in equity:

                  (a) In the event Maker's employment with Payee terminates for any reason (other than by reason of death or disability) prior to the Maturity Date, the outstanding principal balance hereof, together with all accrued interest hereon, shall become due and payable not later than 90 days following the date of termination; provided that such acceleration shall not occur under this paragraph if such termination of employment occurs after a "Change in Control" (as that term is defined in the Payee's 1997 Stock Option Plan, as amended) of the Payee and so long as the Payee's common stock (or successor security) is not publicly traded.

                  (b) In the event of any sale of the Pledged Collateral (as defined in the Pledge Agreement) (other than a transfer of any Estate Planning Shares (as defined in the Pledge
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         Agreement)), the principal amount of this Note shall become due and payable in the same proportion of the total original principal amount as the proportion of the total Pledged Collateral that are sold.

                  (c) In the event of any exchange of the Pledged Collateral in a sale or merger of the Payee for cash or securities that are publicly traded and freely marketable by the Maker.

                  (d) In the event of an initial public offering of equity securities of Payee which is registered under the Securities Act of 1933, as amended, the outstanding principal balance hereof, together with all accrued interest hereon, shall become due and payable no later than one year following the initial public offering.

6. No failure or delay on the part of the holder to insist on strict performance of Maker's obligations hereunder or to exercise any remedy shall constitute a waiver of the holder's rights in that or any other instance. No waiver of any of the holder's rights shall be effective unless in writing, and any waiver of any default or any instance of non-compliance shall be limited to its express terms and shall not extend to any other default or instance of non-compliance.

7. Maker and each endorser hereby waives presentment, notice of nonpayment or dishonor, protest, notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note, and hereby waives all notice or right of approval of any extensions, renewals, modifications or forbearances which may be allowed.

8. Any proceeding relating to this Note may be instituted in any federal court in the Eastern District of Pennsylvania or any state court located in Chester County in the Commonwealth of Pennsylvania and Maker irrevocably submits to the nonexclusive jurisdiction of any such court and waives any objection Maker may have to the conduct of any proceeding in any such court based on improper venue or forum non conveniens. Because of the greater time and expense required therefor, Maker hereby waives, to the extent permitted by law, a trial by jury.

9. Maker shall pay all reasonable costs and expenses (including attorneys' fees) incurred by the holder relating to the enforcement of this Note.

10. Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof.

11. If the effective interest rate on this Note would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate and any payment received by the holder in excess of the maximum permissible rate shall be treated as a prepayment of the principal of this Note.

12. This Note shall be binding upon Maker's heirs, personal representatives and assigns and shall inure to the benefit of each holder of this Note and such holder's heirs, personal representatives, successors, endorsees and assigns.


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13. This Note has been delivered in the Commonwealth of Pennsylvania and shall be governed by the laws of that Commonwealth.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed and delivered this instrument.

                                            /s/  Gregory Bentley
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                                          Gregory Bentley

                                            /s/  Caroline Bentley
                                          --------------------------------------
                                          Caroline Bentley


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